UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Old Milton Pkwy., Box 1353
Alpharetta, GA 30009
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 997-8732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2025, Streamline Health Solutions, Inc. (the “Company”) and certain of its subsidiaries entered into a Seventh Modification (the “Seventh Modification”) to Second Amended and Restated Loan and Security Agreement (as amended, restated, supplemented and otherwise modified from time to time, the “Loan and Security Agreement”) with Western Alliance Bank (“WAB”). The Seventh Modification amended certain financial covenants in the Loan and Security Agreement, including updating the maximum ARR net leverage ratio and minimum adjusted EBITDA thresholds.

The Seventh Modification also requires the Company to pay certain fees to WAB in the event advances to the Company or its subsidiaries under the Loan and Security Agreement exceed $2,000,000. The foregoing fees, if any, will be due and payable on the earlier of (i) August 26, 2026, and (ii) the date on which the Company repays in full all obligations due to WAB under the Loan and Security Agreement.

The foregoing description of the terms of the Seventh Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventh Modification, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.         Departure for Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transaction Bonuses

As previously announced, on May 29, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mist Holding Co., a Delaware corporation and the parent company of Hayes Management Consulting LLC d/b/a MDaudit (“Parent”), and MD BE Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub shall merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”).

On June 27, 2025, in connection with the signing of the Merger Agreement, the board of directors of the Company approved the grant of transaction cash bonuses (the “Transaction Bonuses”) to certain executive officers of the Company, including a cash bonus of $75,000 to Benjamin L. Stilwill and $45,000 to Bryant J. Reeves, III. The Transaction Bonuses are contingent upon, and subject to each individual’s service through, the closing of the Merger and will be payable on the Company’s next regular payroll following the closing of the Merger.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1*
Seventh Modification to Second Amended and Restated Loan and Security Agreement, dated June 26, 2025, by and between Streamline Health Solutions, Inc. and certain of its subsidiaries party thereto, and Western Alliance Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMLINE HEALTH SOLUTIONS, INC.

Date: July 1, 2025	By:	/s/ Bryant J. Reeves, III
Bryant J. Reeves, III
Chief Financial Officer